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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of The Learning Company, Inc. (formerly known as SoftKey International Inc.) on Form S-8 of our report dated March 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of valuation and qualifying accounts of The Learning Company, Inc. as of January 4, 1997 and January 6, 1996 and for each of the three fiscal years in the period ended January 4, 1997, which report is included in the Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
November 17, 1997